UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 20, 2008

Date of Report (Date of earliest event reported)

STATMON TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-09751	83-0242652
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

3000 Lakeside Drive, Suite 300 South
Bannockburn, IL 60015
(Address of principal Executive offices)

(847) 604-5366

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 20, 2008, Statmon Technologies Corp. (the “Company”), entered into an Exchange Agreement with 51 of its secured and unsecured promissory note holders to exchange $3,987,377 of principal and interest accrued through February 28, 2008 for unregistered shares of the Company’s common stock on a basis of one share for every $1.00 of principal and interest exchanged (the “Note Exchange”). The Company will issue 3,987,377 shares of common stock related to the Note Exchange. In addition, the Company has agreed to exchange 7,064,630 outstanding warrants held by the promissory note holders participating in the Note Exchange for shares of the Company’s common stock on a basis of one share of common stock for every three warrants exchanged (the “Warrant Exchange”). The Company will issue 2,354,877 of shares of common stock related to the Warrant Exchange.

In total the Company will issue 6,342,254 shares of common stock related to both the Note Exchange and the Warrant Exchange. As of February 20, 2008, the Company will have 22,570,671 shares of its common stock outstanding. As of February 20, 2008, the Company will have $1,607,784 of total principal and accrued interest on our promissory notes outstanding and total warrants outstanding of 5,123,678 with exercise prices ranging from $1.00 to $1.50 per share of common stock.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 above.

ITEM 9.01 Financial Statements and Exhibits

(a)

Financial Statements of Business Acquired.

Not Applicable

(b)

Pro Forma Financial Information

Not Applicable

(c)

Exhibits

4.8  Form of Subscription Agreement for Exchange